NHS PHARMA, Inc.

SCRIPT PROCESSING SERVICE CONTRACT

1.	This contract is entered into and between NHS PHARMA, INC., a California corporation whose address is 1323 W Colton Ave., Suite 120, Redlands, CA 92374 referred to as “NHS, and Mesa Pharmacy, Inc., a California Corporation, herein after referred to as “NEW PHARMACY” whose address is:

2.	NEW PHARMACY desires to process scripts to be able to receive payments from insurance companies, NHS provides insurance processing services by electronic and Software means for scripts and agrees to provide such services to NEW PHARMACY on the terms and conditions set forth in this contract and agreed to by the parties as follows:

3.	For purposes of this contract, a claim is defined as the submission of information being sent to insurance companies for medication being recommended by a physician to be filled by a Pharmacist for their patient.

4.	NHS will provide the script submissions to insurance carriers on behalf of NEW PHARMACY.

5.	NEW PHARMACY agrees to adhere to NHS’s procedures and instructions for the processing of scripts. NEW PHARMACY will provide NHS a script from a licensed medical provider in order for NHS to perform its duties.

6.	On receipt of the scripts, NHS will provide the billing services requested and provide the reports to NEW PHARMACY according to each script transmission. Every attempt will be made to stop incomplete or incorrect information in order to get an approved and paid script.

7.	The initial contract period will be in effect for 3 years.

COMPENSATION:

8.	NEW PHARMACY agrees to compensate NHS for it’s services rendered in accordance with the prices set forth in the attached Addendum A and incorporated into this contract and made a part hereof.

9.	An invoice will be either faxed or e-mailed to NEW PHARMACY for payment. More information is attached in the Addendum A.

10.	Any software, hardware, or materials provided by NHS at no cost to NEW PHARMACY, remains the property of NHS and is for NEW PHARMACY’S use only during the period NEW PHARMACY maintains a current NHS service contract. NEW PHARMACY agrees to return all NHS’s property and any copies thereof upon demand or termination of this agreement by either party.

CONFIDENTIALY:

11.	All statistical, financial, and personal data relating to NEW PHARMACY business which are confidential and clearly designated as such, will be kept in the strictest confidence by NHS and it’s employees.

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NHS PHARMA, Inc.

12.	All programs, instruction procedures, specifications, applications, routines, subroutines, techniques, ideas, and formulae utilized by NHS in connection with this agreement, arc, and shall remain, the sole property of the NHS unless otherwise provided for in this agreement.

NHS’S RESPONSIBILITIES:

13.	NHS is a HIPAA Compliant Company and will use care in processing NEW PHARMACY claims, but it will be responsible only to the extent of correction of any error due to NHS’s operators, and/or programmers provided NEW PHARMACY has notified the NHS in writing of any claimed error identified within six months from any claim transaction’s date of service. Such corrections will be at no additional charge to NEW PHARMACY. NHS shall not be liable for failure to provide, or delays in providing, services hereunder, if due to any cause beyond NHS’s reasonable control. NHS will assist NEW PHARMACY in any audit proceedings, by way of proof of documentation of all billing records, either from billed out claims and Payer reporting from billing processed by NHS.

14.	This item has been left intentionally blank.

15.	NHS is not liable for the claim amounts owed or policies set by insurance carriers or any other type payers in determining claim payments, nor for their actions or decisions.

16.	This Script Processing Service Contract in addition to the Business Associate agreement represent the entire agreement between the parties, with respect to the subject matter hereunder. Except as herein expressly provided otherwise, the provisions of this agreement are for the sole benefit of the parties and not for the benefit of any other person, persons or legal entities.

17.	No agreement, guaranty, promise, representation, waiver, alteration, modification, or warranty of any of the provisions of this agreement shall be binding unless acknowledged in writing and signed by a duly authorized agent for NHS.

18.	All communications to NHS regarding this agreement shall be sent to the following address unless NHS notifies NEW PHARMACY in writing of a change of address: NHS Pharma, P.O. Box 455 Redlands, CA, 92373.

ATTORNEY’S FEES AND COSTS:

19.	If any action at law or in equity is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorney fees, and necessary disbursements in addition to any other relief to which such party may be entitled.

20.	This agreement shall not be binding until signed by the authorized agent by both parties. It shall continue in full force and effect until it is terminated.

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NHS PHARMA, Inc.

GOVERNING LAW, ENTIRETY OF AGREEMENT, AND PARTIAL INVALIDITY

21.	This agreement shall be governed by the laws of the State of California. If any provision of this contract is held by any court to be invalid, void, or unenforceable, the remaining provisions shall nonetheless continue in full force and effect.

Executed    Dec 4   2014 at Redlands, California.

Signature of NHS PHARMA, Inc. Representative

Ron Green
NHS PHARMA, Inc., Representative

Signature of NEW PHARMACY, Inc., Representative

NEW PHARAMCY COMPOUNDING PHARMACY, Inc., Representative

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NHS PHARMA, Inc.

Addendum A-Compensation and Services

The parties agree that the compensation that will be paid to NHS PHARMA, INC will be based on the following:

Once a script has been billed and NHS PHARMA, Inc. has received an approval from the insurance payer, the insurance payer will commit to pay the Pharmacy a specific amount. That committed amount is the amount that will be used to calculate the payments to NHS and will be invoiced to the Pharmacy. Invoices will be sent to the Pharmacy by-monthly. All committed amounts from the 1st of the month to the 15th will be invoiced to the pharmacy for payment to NHS the 1st of the following month. All committed amounts from the 16th of the month to the 30th will be invoiced for payment on the 15th day of the following month.

Billing Services	7 ½%
Script Collection	Script Processing (PK Software)
Eligibility and Payment Check	Data Base entry (PK Software)
Calling Payers on Pre-Auths	Reporting (Pharmacy, Doctor and Rep)
Patient and Doctor contacting	Financial Tracking

Additional Services offered	1 ½%
Patient Refill calls
Patient Denial calls
Patient Compliance calls
Medication Usage
Updating Insurance Information
Updating Correct ship- to info
Verifying someone will be there to sign
Collection of Co-pays
Real Time, Online Portal Reporting
Script Tracking on Approvals, Denials, In-Processing and problems
Financial Tracking

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